EXHIBIT 99.1
Press Release

Clean Harbors Announces Third-Quarter 2026 Financial Results

•Delivers 21% Growth in Revenues to a Record $1.87 Billion, Driven by Both Operating Segments
•Generates 75% Increase in Q3 Net Income to $208.1 Million, or EPS of $3.93
•Achieves 42% Growth in Q3 Adjusted EBITDA to $456.1 Million; Expands Adjusted EBITDA Margin YoY by 370 Basis Points to 24.4%
•Raises 2026 Guidance for Both Adjusted EBITDA and Adjusted Free Cash Flow
•Announces Executive Transition – Eric Gerstenberg to Become Sole CEO on January 1; Mike Battles to Retire as Co-CEO and Board Member at Year-End (See Separate News Release Issued Today)

NORWELL, Mass. – October 28, 2026 – Clean Harbors, Inc. (“Clean Harbors” or the “Company”) (NYSE: CLH), the leading provider of environmental and industrial services throughout North America, today announced financial results for the third quarter ended September 30, 2026.
“Our third-quarter results reflect the strength of our market position and robust demand for our environmental services and sustainable products,” said Eric Gerstenberg, Co-Chief Executive Officer. “Revenues increased 21% and Adjusted EBITDA grew 42% year-over-year, resulting in a record Adjusted EBITDA margin of 24.4%. Environmental Services (ES) delivered better-than-expected results, supported by a sizeable emergency response event, growth in PFAS-related work, strong waste volumes and pricing initiatives designed to offset inflation and higher fuel costs. Safety-Kleen Sustainability Solutions (SKSS) also generated significant profitability, as market pricing for our re-refined products remained high amid global shortages. Together, these results drove record adjusted free cash flow of $323 million. At the same time, we continued to execute safely, with our year-to-date Total Recordable Incident Rate of 0.49 on track to match the best performance in our history.”
Third-Quarter 2026 Results
Revenues increased 21% to $1.87 billion, compared with $1.55 billion in the same period of 2025. Income from operations rose 65% to $318.1 million, compared with $193.0 million in the third quarter of 2025.
Net income increased 75% to $208.1 million, or $3.93 per diluted share, compared with $118.8 million, or $2.21 per diluted share, for the same period in 2025.
Adjusted EBITDA (see description and reconciliation below) increased 42% to $456.1 million from $320.2 million for the same period in 2025.
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Third-Quarter 2026 Segment Review
“Our ES segment generated an Adjusted EBITDA margin of 27.4%, marking its 18th consecutive quarter of year-over-year margin expansion,” said Gerstenberg. “Our Field Services business was the largest contributor with revenue growth of more than 70%. This was driven by considerable emergency response activity, including one substantial event that generated approximately $120 million of revenue at emergency response rates, given the scale and expedited timeframe of the work. Revenue in Technical Services rose 3% with incineration utilization of 87%. Underlying disposal and recycling demand remained healthy, with deferred revenue increasing 20% due to our backlog of waste and growing sales pipeline. Safety-Kleen Environmental Services revenue rose 11%, supported by pricing and continued momentum in its core offerings. Industrial Services posted modest growth despite ongoing softness in refinery turnaround activity. Overall, ES delivered another exceptional quarter, underscoring the broad-based demand trends we have seen throughout 2026.”
“SKSS segment revenue increased 46% in Q3 and Adjusted EBITDA was 209% higher, with segment margin more than doubling from the year-ago period,” said Mike Battles, Co-Chief Executive Officer. “This segment continues to benefit from market dynamics, with global supply disruptions supporting higher prices for refined products, including base oil and lubricants. We also continued to improve our mix and profitability, increasing Group III production by approximately 20% from a year ago and selling more direct blended gallons. Importantly, we also maintained discipline around feedstock costs, collecting 62 million gallons of waste oil while maintaining an average charge-for-oil position. The combination of strategic execution and favorable market conditions drove the highest quarterly revenue and profitability in SKSS history.”
Business Outlook
“We continue to pursue our growth strategy through a combination of acquisitions and organic growth investments,” Gerstenberg said. “The successful completion of the ES&H and EnviroServe acquisitions brings our total to five transactions this year, expanding our capabilities and supporting long-term profitable growth. At the same time, we are investing in areas where we see the potential for compelling returns. That includes a $55 million investment in a Los Angeles site that will expand our Hub concept to the West Coast. These initiatives reflect our focus on deploying capital into markets where we see meaningful opportunities to grow.”
“We expect to enter 2027 with momentum across both operating segments,” Battles concluded. “Within Environmental Services, collection volumes into our disposal and recycling network remain strong, supported by improving U.S. manufacturing activity and continued reshoring. Our 10-year contract announced earlier this year has commenced in Q4, while our PFAS pipeline remains robust across both water filtration and remediation. We believe that recent large-scale emergency response projects and acquisitions further strengthen the outlook for Field Services, and our data center offerings are getting traction within Industrial Services. For SKSS, market conditions remain supportive of our re-refining spreads, complemented by solid execution across the business. Taken together, we see a clear path to achieve record results for 2026 and expect multiple catalysts for continued growth in 2027.”
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Financial Guidance
In the fourth quarter of 2026, Clean Harbors expects Adjusted EBITDA to grow 23% to 26% year over year. Based on its year-to-date performance and current market conditions, Clean Harbors is raising the midpoint of both its 2026 Adjusted EBITDA guidance and adjusted free cash flow guidance by $80 million. For the full year, Clean Harbors now expects:
•Adjusted EBITDA in the range of $1.44 billion to $1.48 billion, with a midpoint of $1.46 billion. This Adjusted EBITDA range is based on anticipated GAAP net income in the range of $528 million to $563 million.
•Adjusted free cash flow in the range of $600 million to $660 million, with a midpoint of $630 million. This range is based on anticipated net cash from operating activities in the range of $970 million to $1,090 million.

Non-GAAP Results:

Adjusted EBITDA Reconciliation
Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure and should not be considered an alternative to net income or other measurements under generally accepted accounting principles (GAAP) but viewed only as a supplement to those measurements. Adjusted EBITDA is not calculated identically by all companies, and therefore the Company’s measurement of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Clean Harbors believes that Adjusted EBITDA provides additional useful information to investors because the Company’s management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA. The Company defines Adjusted EBITDA as described in the following reconciliation showing the differences between reported net
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com income and Adjusted EBITDA for the three and nine months ended September 30, 2026 and 2025 (in thousands, except percentages):

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net income	$208,100	$118,799	$441,765	$304,384
Accretion of environmental liabilities	3,531	3,499	10,575	10,710
Stock-based compensation	11,745	8,922	36,141	22,620
Depreciation and amortization	122,703	114,729	360,309	342,994
Other income, net	(1,524)	(3,517)	(1,223)	(1,982)
Interest expense, net of interest income	37,438	35,700	108,500	108,883
Provision for income taxes	74,095	42,027	156,899	103,641
Adjusted EBITDA	$456,088	$320,159	$1,112,966	$891,250
Adjusted EBITDA Margin	24.4%	20.7%	22.0%	19.7%
Adjusted Free Cash Flow Reconciliation
Clean Harbors reports adjusted free cash flow, a non-GAAP measure, which it considers to be a measurement of liquidity that provides useful information to investors about its ability to generate cash. The Company defines adjusted free cash flow as net cash from operating activities less additions to property, plant and equipment plus proceeds from sale and disposal of fixed assets. When necessary, the Company adjusts for the cash impact of items derived from non-operating activities. Additionally, adjusted free cash flow excludes significant strategic growth investments, as they are not indicative of free cash flow for the current period. Adjusted free cash flow should not be considered an alternative to net cash from operating activities or other measurements under GAAP. Adjusted free cash flow is not calculated identically by all companies, and therefore the Company’s measurement of adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.
An itemized reconciliation between reported GAAP net cash from operating activities and adjusted free cash flow is as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net cash from operating activities	$419,203	$301,987	$664,673	$511,632
Additions to property, plant and equipment	(172,842)	(94,445)	(397,480)	(303,169)
Cash investments in strategic growth projects	71,983	11,904	107,305	24,340
Proceeds from sale and disposal of fixed assets	4,789	11,187	8,483	15,250
Adjusted free cash flow	$323,133	$230,633	$382,981	$248,053
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Adjusted EBITDA Guidance Reconciliation
An itemized reconciliation between projected GAAP net income and projected Adjusted EBITDA is as follows (in millions):

	For the Year Ending December 31, 2026
Projected GAAP net income	$528	to	$563
Adjustments:
Accretion of environmental liabilities	16	to	15
Stock-based compensation	50	to	53
Depreciation and amortization	500	to	490
Interest expense, net	160	to	155
Provision for income taxes	186	to	204
Projected Adjusted EBITDA	$1,440	to	$1,480
Adjusted Free Cash Flow Guidance Reconciliation
An itemized reconciliation between projected GAAP net cash from operating activities and projected adjusted free cash flow is as follows (in millions). The Company excludes significant strategic growth investments, from which the Company expects to realize future long-term benefits, as they are not indicative of free cash flow generation for the current period.

	For the Year Ending December 31, 2026
Projected net cash from operating activities	$970	to	$1,090
Additions to property, plant and equipment	(530)	to	(590)
Cash investments in strategic growth projects	145	to	145
Proceeds from sale and disposal of fixed assets	15	to	15
Projected adjusted free cash flow	$600	to	$660
Conference Call Information
Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release. During the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy. Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com. The live call also can be accessed by dialing 877.709.8155 or 201.689.8881 prior to the start time. The webcast will be archived on the Company’s website after the conclusion of the live event.
About Clean Harbors
Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, manufacturing and refining, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com services. Through its Safety-Kleen subsidiary, Clean Harbors also is a leading provider of parts washers and environmental services to commercial, industrial and automotive customers, as well as North America’s largest re-refiner and recycler of used oil. Founded in 1980 and based in Massachusetts, Clean Harbors operates in the United States, Canada, Mexico, Puerto Rico and India. For more information, visit www.cleanharbors.com.
Safe Harbor Statement
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “seeks,” “will,” “should,” “estimates,” “projects,” “may,” “likely,” “potential,” “outlook” or similar expressions. Such statements may include, but are not limited to, statements about the Company’s future financial and operating results, plans, strategy, objectives and goals, strategic initiatives, cost management initiatives, pricing and productivity initiatives, contingent liabilities, interest expense, liquidity, business, economic and market conditions, trends, customer demand, expectations regarding new customer contracts, impacts of tariffs and new legislation, acquisitions, growth opportunities and investments, expectations, challenges and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of the date of this press release only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation: operational and safety risks; risks relating to the failure of new or existing technologies; risks associated with the use of artificial intelligence; cybersecurity risks; the occurrence of natural disasters or other catastrophic events, as well as their residual macroeconomic effects; risks associated with retaining and hiring key personnel; environmental liability and product liability risks relating to hazardous waste management and other components of the Company’s business; negative economic, industry or other developments, including market volatility or economic downturns; risks associated with management’s assumptions relating to expansion of the Company’s landfills; reductions in the demand for emergency response services at industrial facilities or on roadways, railways or waterways, and other remedial projects and regulatory developments; reductions in the demand for oil products and automotive services and volatility in oil prices in the markets the Company serves; changes in statutory and regulatory requirements and risks relating to extensive environmental laws and regulations; risks associated with existing and potential litigation; risks associated with the Company’s identification and execution of strategic capital expenditures, acquisitions and divestitures and their related liabilities; risks relating to the availability and sufficiency of the Company’s insurance coverage, self-insurance, surety bonds, letters of credit and other forms of financial assurance; the impact of new tax legislation or changes in tax regulations and interpretations; the imposition of trade sanctions or tariffs; fluctuations in interest rates and foreign currency exchange rates; risks relating to the Company’s indebtedness and covenants in its debt agreements; risks associated with certain anti-takeover provisions under the Massachusetts Business Corporation Act and the Company’s By-Laws, and those items identified as “Risk Factors” in Clean Harbors’ most recently filed reports on Form 10-K and Form 10-Q. Forward-looking statements are neither historical facts nor assurances of future performance. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

Contacts:

Eric J. Dugas	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenues	$1,869,449	$1,549,337	$5,063,991	$4,531,141
Cost of revenues	1,208,014	1,048,490	3,348,359	3,103,871
Selling, general and administrative expenses	217,092	189,610	638,807	558,640
Accretion of environmental liabilities	3,531	3,499	10,575	10,710
Depreciation and amortization	122,703	114,729	360,309	342,994
Income from operations	318,109	193,009	705,941	514,926
Other income, net	1,524	3,517	1,223	1,982
Interest expense, net	(37,438)	(35,700)	(108,500)	(108,883)
Income before provision for income taxes	282,195	160,826	598,664	408,025
Provision for income taxes	74,095	42,027	156,899	103,641
Net income	$208,100	$118,799	$441,765	$304,384
Earnings per share:
Basic	$3.94	$2.22	$8.36	$5.67
Diluted	$3.93	$2.21	$8.34	$5.65
Shares used to compute earnings per share - Basic	52,752	53,518	52,812	53,659
Shares used to compute earnings per share - Diluted	52,897	53,713	52,969	53,871

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2026	December 31, 2025
Current assets:	(unaudited)
Cash and cash equivalents	$423,544	$826,315
Short-term marketable securities	93,010	127,363
Accounts receivable, net	1,273,770	1,044,137
Unbilled accounts receivable	218,442	160,888
Inventories and supplies	407,922	372,088
Prepaid expenses and other current assets	96,346	116,452
Total current assets	2,513,034	2,647,243
Property, plant and equipment, net	2,757,283	2,541,067
Other assets:
Operating lease right-of-use assets	254,827	255,084
Goodwill	1,843,273	1,479,050
Permits and other intangibles, net	866,755	653,027
Other long-term assets	48,433	48,585
Total other assets	3,013,288	2,435,746
Total assets	$8,283,605	$7,624,056

Current liabilities:
Current portion of long-term debt	$12,600	$12,600
Accounts payable	551,756	506,592
Deferred revenue	97,948	81,529
Accrued expenses and other current liabilities	525,728	441,788
Current portion of closure, post-closure and remedial liabilities	20,312	19,112
Current portion of operating lease liabilities	81,345	75,226
Total current liabilities	1,289,689	1,136,847
Other liabilities:
Closure and post-closure liabilities, less current portion	131,194	125,038
Remedial liabilities, less current portion	81,180	86,547
Long-term debt, less current portion	2,877,298	2,763,563
Operating lease liabilities, less current portion	178,294	184,308
Deferred tax liabilities	400,248	384,207
Other long-term liabilities	208,488	197,886
Total other liabilities	3,876,702	3,741,549
Total stockholders’ equity, net	3,117,214	2,745,660
Total liabilities and stockholders’ equity	$8,283,605	$7,624,056
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended
	September 30, 2026	September 30, 2025
Cash flows from operating activities:
Net income	$441,765	$304,384
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	360,309	342,994
Allowance for doubtful accounts	9,571	6,520
Amortization of deferred financing costs and debt discount	3,930	5,024
Accretion of environmental liabilities	10,575	10,710
Changes in environmental liability estimates	(2,218)	(8,933)
Other income, net	(1,223)	(1,982)
Stock-based compensation	36,141	22,620
Environmental expenditures	(9,756)	(10,960)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable and unbilled accounts receivable	(276,946)	(113,131)
Inventories and supplies	(35,736)	8,301
Other current and non-current assets	31,230	(5,467)
Accounts payable	22,517	(35,492)
Other current and long-term liabilities	74,514	(12,956)
Net cash from operating activities	664,673	511,632
Cash flows used in investing activities:
Additions to property, plant and equipment	(397,480)	(303,169)
Proceeds from sale and disposal of fixed assets	8,483	15,250
Acquisitions, net of cash acquired	(689,044)	—
Additions to intangible assets including costs to obtain or renew permits	(2,830)	(1,528)
Purchases of available-for-sale securities	(37,665)	(62,108)
Proceeds from sale of available-for-sale securities	71,927	74,968
Net cash used in investing activities	(1,046,609)	(276,587)
Cash flows used in financing activities:
Change in uncashed checks	1,716	(2,639)
Tax payments related to withholdings on vested restricted stock	(15,612)	(13,833)
Repurchases of common stock	(77,133)	(117,001)
Proceeds from employee stock purchase plan	3,611	3,360
Deferred financing costs paid	(691)	—
Payments on finance leases	(38,096)	(25,088)
Principal payments on debt	(9,450)	(11,327)
Borrowing from revolving credit facility	120,000	—
Net cash used in financing activities	(15,655)	(166,528)
Effect of exchange rate change on cash	(5,180)	3,488
(Decrease) increase in cash and cash equivalents	(402,771)	72,005
Cash and cash equivalents, beginning of period	826,315	687,192
Cash and cash equivalents, end of period	$423,544	$759,197
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Supplemental information:
Cash payments for interest and income taxes:
Interest paid	$114,037	$133,520
Income taxes paid, net of refunds	97,644	93,531
Non-cash investing activities:
Property, plant and equipment accrued	45,391	36,604
ROU assets obtained in exchange for operating lease liabilities	55,559	51,736
ROU assets obtained in exchange for finance lease liabilities	60,586	59,937
Supplemental Segment Data (in thousands)

	Three Months Ended
Revenue	September 30, 2026			September 30, 2025
	Third-Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues	Third-Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues
Environmental Services	$1,538,438	$12,683	$1,551,121	$1,318,580	$12,720	$1,331,300
Safety-Kleen Sustainability Solutions	331,011	(12,683)	318,328	230,757	(12,720)	218,037
Corporate	—	—	—	—	—	—
Total	$1,869,449	$—	$1,869,449	$1,549,337	$—	$1,549,337

	Nine Months Ended
Revenue	September 30, 2026			September 30, 2025
	Third-Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues	Third-Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues
Environmental Services	$4,225,418	$34,792	$4,260,210	$3,855,677	$36,771	$3,892,448
Safety-Kleen Sustainability Solutions	838,573	(34,792)	803,781	675,278	(36,771)	638,507
Corporate	—	—	—	186	—	186
Total	$5,063,991	$—	$5,063,991	$4,531,141	$—	$4,531,141

	Three Months Ended		Nine Months Ended
Adjusted EBITDA	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Environmental Services	$425,392	$357,229	$1,121,897	$1,008,014
Safety-Kleen Sustainability Solutions	126,482	40,937	252,456	107,502
Corporate	(95,786)	(78,007)	(261,387)	(224,266)
Total	$456,088	$320,159	$1,112,966	$891,250
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com